INVESTMENT ADVISORY AGREEMENT
BETWEEN
WT MUTUAL FUND
AND
RODNEY SQUARE MANAGEMENT CORPORATION
      AGREEMENT made this 16th day of May, 2011, by and between
WT Mutual Fund, a Delaware statutory trust (hereinafter called the "Trust"), and Rodney Square Management Corporation, a corporation organized under the laws of the state of Delaware (hereinafter called the "Adviser").
      WHEREAS, the Trust is registered under the Investment
Company Act of 1940, as amended (the "1940 Act"), as an open-
end management investment company, and offers for sale
distinct series of shares of beneficial interest (each, a
"Fund" and collectively, the "Funds"), each corresponding to a distinct Fund; and
      WHEREAS, the Trust desires to avail itself of the
services, information, advice, assistance and facilities of an investment adviser on behalf of one or more Funds of the
Trust, and to have that investment adviser provide or perform for the Funds various research, statistical and investment
services; and
      WHEREAS, the Adviser is willing to furnish such services
to the Trust with respect to each of the Funds listed on
Schedule A to this Agreement on the terms and conditions
hereinafter set forth;
      NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:
      1.	Employment of the Adviser.  The Trust hereby employs
the Adviser to invest and reinvest the assets of the Funds in the manner set forth in Section 2 of this Agreement subject to the direction of the Trustees and the officers of the Trust, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether
herein or otherwise), have no authority to act for or
represent the Trust in any way or otherwise be deemed an agent of the Trust.
      2.	Obligations of, and Services to be Provided by, the
Adviser.  The Adviser undertakes to provide the services
hereinafter set forth and to assume the following obligations:
            A.	Investment Advisory Services.
      (i)	The Adviser shall direct the investments of each
Fund, subject to and in accordance with the Fund's
investment objective, policies and limitations as
provided in its Prospectus and Statement of Additional
Information (the "Prospectus") and other governing
instruments, as amended from time to time, and any other
directions and policies which the Trustees may issue to
the Adviser from time to time.
      (ii)	The Adviser is authorized, in its discretion and
without prior consultation with the Trust, to purchase
and sell for each Fund, securities and other investments
consistent with the Fund's objectives and policies.
            B.	Corporate Management Services.
      (i)	The Adviser shall furnish for the use of the
Trust office space and all office facilities, equipment
and personnel necessary for servicing the investments of
the Trust.
      (ii)	The Adviser shall pay the salaries of all
personnel of the Trust and the Adviser performing
services relating to research, statistical and investment
activities on behalf of the Trust.
      C.	Provision of Information Necessary for Preparation
of Registration Statement, Amendments and Other
Materials.  The Adviser will make available and provide
such information as the Trust and/or its administrator
may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state
statutes or regulations.
      D.	Code of Ethics.  The Adviser has adopted a written
code of ethics complying with the requirements of Rule
17j-1 under the 1940 Act and Section 204A of the
Investment Advisers Act of 1940 and will provide the
Trust and its administrator, on the date of this
Agreement, a copy of the code of ethics.  Within forty-
five (45) days of the end of the last calendar quarter of
each year while this Agreement is in effect, an executive
officer of the Adviser shall certify to the Trustees that
the Adviser has complied with the requirements of Rule
17j-1 and Section 204A during the previous year and that
there has been no violation of the Adviser's code of
ethics or, if such a violation has occurred, that
appropriate action was taken in response to such
violation. Upon the written request of the Trust or its administrator, the Adviser shall permit the Trust or its administrator to examine the reports required to be made to the Adviser by Rule 17j-1(c)(1).
      E.	Disqualification.  The Adviser shall immediately
notify the Trustees of the occurrence of any event which
would disqualify the Adviser from serving as an
investment adviser of an investment company pursuant to
Section 9 of the 1940 Act or any other applicable statute
or regulation.
      F.	Other Obligations and Services.  The Adviser shall
make its officers and employees available to the Trustees
and officers of the Trust for consultation and discussion
regarding the management of each Fund and its investment
activities.
      3.	Execution and Allocation of Fund Brokerage.
      A.	The Adviser, subject to the control and direction
of the Trustees, shall have authority and discretion to
select brokers and dealers to execute Fund transactions
for each Fund, and for the selection of the markets on or
in which the transactions will be executed.
      B.	In acting pursuant to Section 3.A., the Adviser
will place orders through such brokers or dealers in
conformity with the Fund transaction policies set forth
in the Trust's registration statement.
      C.	It is understood that neither the Trust nor the
Adviser will adopt a formula for allocation of a Fund's
brokerage.
      D.	It is understood that the Adviser may, to the
extent permitted by applicable laws and regulations,
aggregate securities to be sold or purchased for any Fund
and for other clients of the Adviser in order to obtain
the most favorable price and efficient execution.  In
that event, allocation of the securities purchased or
sold, as well as expenses incurred in the transaction,
will be made by the Adviser in the manner it considers to
be the most equitable and consistent with its fiduciary
obligations to the Trust and to its other clients.
      E.	It is understood that the Adviser may, in its
discretion, use brokers who provide a Fund with research,
analysis, advice and similar services to execute Fund
transactions on behalf of the Fund, and the Adviser may
pay to those brokers in return for brokerage and research
services a higher commission than may be charged by other
brokers, subject to the Adviser determining in good faith
that such commission is reasonable in terms either of the
particular transaction or of the overall responsibility
of the Adviser to the Fund and its other clients and that
the total commissions paid by such Fund will be
reasonable in relation to the benefits to the Fund over
the long term.
      F.	It is understood that the Adviser may use brokers
who (i) are affiliated with the Adviser provided that no
such broker will be utilized in any transaction in which
such broker acts as principal; and (ii) the commissions,
fees or other remuneration received by such brokers is
reasonable and fair compared to the commissions fees or
other remuneration paid to other brokers in connection
with comparable transactions involving similar securities
being purchased or sold during a comparable period of
time.
      G.	The Adviser shall provide such reports as the
Trustees may reasonably request with respect to each
Fund's total brokerage and Fund transaction activities
and the manner in which that business was allocated.
      4.	Delegation of Adviser's Obligations and Services.
With respect to any or all Funds, the Adviser may enter into one or more contracts ("Sub-Advisory Agreement") with a sub-
adviser in which the Adviser delegates to such sub-adviser any or all of its obligations or services specified in Section 2 of this Agreement, provided that each Sub-Advisory Agreement imposes on the sub-adviser bound thereby all the duties and conditions the Adviser is subject to under this Agreement, and further provided that each Sub-Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.
      5.	Expenses of the Trust.  It is understood that the
Trust will pay all its expenses other than those expressly
stated to be payable by the Adviser hereunder, which expenses payable by the Trust shall include, without limitation:
      A.	fees payable for administrative services;
      B.	fees payable for accounting services;
      C.	the cost of obtaining quotations for calculating
the value of the assets of each Fund;
      D.	interest and taxes;
      E.	brokerage commissions, dealer spreads and other
costs in connection with the purchase or sale of
securities;
      F.	compensation and expenses of its Trustees other
than those who are "interested persons" of the Trust
within the meaning of the 1940 Act;
      G.	legal and audit expenses;
      H.	fees and expenses related to the registration and
qualification of the Trust and its shares for
distribution under state and federal securities laws;
      I.	expenses of typesetting, printing and mailing
reports, notices and proxy material to shareholders of
the Trust;
      J.	all other expenses incidental to holding meetings
of the Trust's shareholders, including proxy
solicitations therefor;
      K.	premiums for fidelity bond and other insurance
coverage;
      L.	the Trust's association membership dues;
      M.	expenses of typesetting Prospectuses for printing;
      N.	expenses of printing and distributing Prospectuses
to existing shareholders;
      O.	out-of-pocket expenses incurred in connection with
the provision of custodial and transfer agency service;
      P.	service fees payable by each Fund to the
distributor for providing personal services to the
shareholders of each Fund and for maintaining shareholder
accounts for those shareholders;
      Q.	distribution fees; and
      R.	such non-recurring expenses as may arise,
including costs arising from threatened legal actions,
suits and proceedings to which the Trust is a party and
the legal obligation which the Trust may have to
indemnify its Trustees and officers with respect thereto.
      6.	Compensation of the Adviser.  For the services and
facilities to be furnished hereunder, the Adviser shall
receive advisory fees calculated at the annual rates listed
along with each Fund's name in Schedule B attached hereto.
The aggregate of such advisory fees for all Funds shall be
payable monthly as soon as practicable after the last day of each month based on each Fund's average daily net assets.
      7.	Activities and Affiliates of the Adviser.
      A.	The services of the Adviser to the Trust are not
to be deemed exclusive, and the Adviser is free to render
services to others and engage in other activities;
provided, however, that such other services and
activities do not, during the term of this Agreement,
interfere, in a material manner, with the Adviser's
ability to meet all of its obligations with respect to
rendering services to the Trust hereunder.
      B.	The Trust acknowledges that the Adviser or one or
more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other
individuals or entities and that the Adviser, its
"affiliated persons" or any of its or their directors,
officers, agents or employees may buy, sell or trade in
securities for its or their respective accounts
("Affiliated Accounts").  Subject to the provisions of
Section 3 of this Agreement, the Trust agrees that the
Adviser or its "affiliated persons" may give advice or
exercise investment responsibility and take such other
action with respect to Affiliated Accounts which may
differ from the advice given or the timing or nature of
action with respect to the Funds of the Trust, provided
that the Adviser acts in good faith.  The Trust
acknowledges that one or more of the Affiliated Accounts
may at any time hold, acquire, increase, decrease,
dispose of or otherwise deal with positions in
investments in which one or more Funds may have an
interest.  The Adviser shall have no obligation to
recommend for any Fund a position in any investment which
an Affiliated Account may acquire, and the Trust shall
have no first refusal, co-investment or other rights in
respect of any such investment, either for its Funds or
otherwise.
      C.	Subject to and in accordance with the Agreement
and Declaration of Trust and By-Laws of the Trust as
currently in effect and the 1940 Act and the rules
thereunder, it is understood that Trustees, officers and
agents of the Trust and shareholders of the Trust are or
may be interested in the Adviser or its "affiliated
persons" as directors, officers, agents or shareholders
of the Adviser or its "affiliated persons"; that
directors, officers, agents and shareholders of the
Adviser or its "affiliated persons" are or may be
interested in the Trust as trustees, officers, agents,
shareholders or otherwise; that the Adviser or its
"affiliated persons" may be interested in the Trust as
shareholders or otherwise; and that the effect of any
such interests shall be governed by said Agreement and
Declaration of Trust, By-Laws and the 1940 Act and the
rules thereunder.
      8.	Liabilities of the Adviser.
      A.	Except as provided below, in the absence of
willful misfeasance, bad faith, gross negligence, or
reckless disregard of obligations or duties hereunder on
the part of the Adviser, the Adviser shall not be subject
to liability to the Trust or to any shareholder of the
Trust or its Funds for any act or omission in the course
of, or connected with, rendering services hereunder or
for any losses that may be sustained in the purchase,
holding or sale of any security or the making of any
investment for or on behalf of the Trust.
      B.	No provision of this Agreement shall be construed
to protect any Trustee or officer of the Trust, or the
Adviser, from liability in violation of Sections 17(h),
17(i), 36(a) or 36(b) of the 1940 Act.
      9.	Effective Date; Term.  This Agreement shall become
effective on the date first written above and shall remain in force for a period of two years from such date, and from year-to-year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of
Trustees, including the vote of a majority of the Trustees who are not "interested persons" of the Trust, cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities.
The aforesaid provision shall be construed in a manner
consistent with the 1940 Act and the rules and regulations
thereunder.
      10.	Assignment.  No "assignment" of this Agreement shall
be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Trust in writing in advance of any proposed change of "control" to enable the Trust to take the steps necessary to enter into a new advisory agreement.
      11.	Amendment.  This Agreement may be amended at any
time, but only by written agreement between the Adviser and
the Trust, which amendment is subject to the approval of the Trustees of the Trust and, where required by the 1940 Act, the shareholders of any affected Fund in the manner required by the 1940 Act and the rules thereunder.
      12.	Termination.  This Agreement:
      A.	may at any time be terminated without payment of
any penalty by the Trust with respect to any Fund (by
vote of the Board of Trustees of the Trust or by "vote of
a majority of the outstanding voting securities") on
sixty (60) days' written notice to the Adviser;
      B.	shall immediately terminate in the event of its
"assignment"; and
      C.	may be terminated with respect to any Fund by the
Adviser on sixty (60) days' written notice to the Trust.
      13.	Definitions.  As used in this Agreement, the terms
"affiliated person," "assignment," "control," "interested
person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any
applicable orders of exemption issued by the Securities and
Exchange Commission.
      14.	Notice.  Any notice under this Agreement shall be
given in writing addressed and delivered or mailed postage
prepaid to the other party to this Agreement at its principal place of business.
      15.	Severability.  If any provision of this Agreement
shall be held or made invalid by a court decision, statute,
rule or otherwise, the remainder of this Agreement shall not be affected thereby.
      16.	Governing Law.  To the extent that state law has not
been preempted by the provisions of any law of the United
States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.


IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

      WT MUTUAL FUND
By:	/s/ Edward W. Diffin Jr.
Name:	Edward W. Diffin Jr.
Title:	Vice President & Secretary


      RODNEY SQUARE MANAGEMENT CORPORATION
By:	/s/ John J. Kelley
Name:	John J. Kelley
Title:	President



SCHEDULE A
TO
INVESTMENT ADVISORY AGREEMENT
DATED MAY 16, 2011
BETWEEN
WT MUTUAL FUND
AND
RODNEY SQUARE MANAGEMENT CORPORATION
Funds of WT Mutual Fund
Wilmington Prime Money Market Fund
Wilmington Tax-Exempt Money Market Fund
Wilmington U.S. Government Money Market Fund
Wilmington Broad Market Bond Fund
Wilmington Municipal Bond Fund
Wilmington Short/ Intermediate-Term Bond Fund
Wilmington Multi-Manager International Fund
Wilmington Multi-Manager Real Asset Fund
Wilmington Large-Cap Strategy Fund
Wilmington Small-Cap Strategy Fund
Wilmington Aggressive Asset Allocation Fund
Wilmington Conservative Asset Allocation Fund


Dated:  May 16, 2011


SCHEDULE B TO
INVESTMENT ADVISORY AGREEMENT
DATED MAY 16, 2011
BETWEEN
WT MUTUAL FUND
AND
RODNEY SQUARE MANAGEMENT CORPORATION

Investment Advisory Fee Schedule
Fund

Annual Fee as a Percentage
of Average Daily Net Assets
("Assets")

Wilmington Prime Money Market

0.37% of the first $1 billion in Assets;
0.33% of the next $500 million in Assets;
0.30% of the next $500 million in Assets; and 0.27% of Assets over $2 billion

Wilmington Tax-Exempt

0.37% of the first $1 billion in assets;
0.33% of the next $500 million in assets;
0.30% of the next $500 million in assets; and 0.27% of assets over $2 billion

Wilmington U.S. Government

0.37% of the first $1 billion in Assets;
0.33% of the next $500 million in Assets;
0.30% of the next $500 million in Assets; and 0.27% of Assets over $2 billion


Wilmington Broad Market Bond

0.35% of the first $1 billion in Assets;
0.30% of the next $1 billion in Assets; and 0.25% of Assets over $2 billion

Wilmington Municipal Bond

0.35% of the first $1 billion in Assets;
0.30% of the next $1 billion in Assets; and 0.25% of Assets over $2 billion


Wilmington Short/ Intermediate-Term Bond

0.35% of the first $1 billion in of Assets;
0.30% of the next $1 billion in Assets;
0.25% of Assets over $2 billion

Wilmington Multi-Manager International

0.35% of Assets

Wilmington Multi-Manager Real Asset

0.35% on Assets; except those
Assets allocated to the
inflation-protected debt
securities ("TIPS") strategy or
the Enhanced Cash Strategy.

For assets allocated to the
TIPS strategy: 0.42% of the
first $25 million in Assets
allocated to the TIPS strategy;
0.39% of the next $25 million
in Assets allocated to the TIPS
strategy; and 0.37% of Assets
over $50 million.

For assets allocated to the
Enhanced Cash Strategy: 0.43%
of Assets allocated to the
Enhanced Cash Strategy.

Wilmington Large-Cap Strategy

0.35% of Assets

Wilmington Small-Cap Strategy

0.35% of Assets


Dated: May 16, 2011